EXHIBIT 10.39

                           CASTLE DENTAL CENTERS, INC.

                                    10% Note
                               due August 9, 2001

$1,000,000                                                        August 9, 1996

        FOR VALUE RECEIVED, the undersigned, CASTLE DENTAL CENTERS, INC., a corporation organized and existing under the laws of the State of Delaware (herein called the "Company"), promises to pay to Joseph A. Bonola ("Payee"), or the holder hereof, the principal sum of $1,000,000 in twenty (20) equal installments of principal plus accrued interest (computed on the basis of a 360-day year of twelve 30-day months) at the rate of 10% per annum from the date hereof, payable quarterly in arrears in cash on the last day of January, April, July and October in each year, commencing on January 31, 1997, until the principal of this Note shall have become due and payable (whether at maturity, upon acceleration or otherwise) or shall have been paid. In the event the Company fails to make a scheduled payment of principal or interest hereunder, and such failure is not cured within five business days after the Company receives written notice thereof from Payee, all unpaid principal hereunder shall become immediately due and payable. Upon the occurrence and during the continuation of any payment default, the rate of interest under this Note shall be increased to a rate per annum from time to time equal to the lower of (a) 16% and (b) the maximum rate, if any, permitted by applicable law, compounded quarterly.

        The Company may prepay this Note in whole or in part without penalty. All unpaid principal of the Note and accrued interest thereon shall be immediately due and payable ten days following the consummation of an underwritten public offering of the Company's common stock, $.001 par value, in which the gross proceeds (before underwriters' discounts and selling commissions) are greater than or equal to $25,000,000.00 (a "Designated Offering"). Notwithstanding the foregoing, in no event shall any portion of this Note be paid before January 1, 1997.

        The Company is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all indebtedness at any time owing by Sellers (as defined by that certain Asset Purchase Agreement dated as of August 9, 1996 by and among Castle Dental Centers of Texas, Inc. ("Purchaser"), Consolidated Industries, Inc., S.A. Dental Services, P.C., C.A. Dental Services, P.C., S.C.A. Dental Services, P.C. and Austin Periodontist Associates, Inc., as Sellers, and Joseph A. Bonola, D.D.S. and Kristen Bonola, as Shareholders (the "Agreement")) or the Shareholders (as defined in the Agreement) under the Agreement against any and all of the obligations of the Company existing under this Note. The rights of the Company to set-off are in addition to any other rights and remedies which the Company or Purchaser may have against the Sellers and Shareholders.

        Payments of both principal and interest of this Note are to be made at 1109 Smethwick Cove, Keller, Texas 76248 or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America. In the event Payee is required to bring suit to effect collection of this Note, all costs of collection including attorneys fees shall be paid by the Company.

        This Note is intended to be performed in the State of Texas and shall be construed and enforced in accordance with the law of such State, without giving effect to the conflicts or choice of law principles of such State. This Note is subject to the terms of that certain Subordination Agreement of even date herewith by and among the Company, Payee and NationsBank of Texas, N.A., and that certain Subordination Agreement by and among the Company, Payee and the holders of the Senior Subordinated Notes (as defined therein).

                                     CASTLE DENTAL CENTERS, INC.



                                     By:_______________________________________
                                            Name:  Jack H. Castle, Jr.
                                            Title:  President

ATTEST:

By:_________________________
        Name:  John M. Slack
        Title:  Secretary

                                       -2-